UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

PMFG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2014, Peerless Mfg. Co (“Peerless”) a wholly owned subsidiary of PMFG, Inc. (the “Registrant”), entered into an asset purchase agreement (the “Agreement”) with Combustion Components Associates, Inc. (“CCA”) and R. Gifford Broderick, the sole shareholder of CCA (the “Shareholder” and collectively with CCA, the “Seller”).

Pursuant to the Agreement, Peerless will acquire substantially all of the assets of CCA other than cash and the stock of a CCA subsidiary. The purchase price is $8.9 million plus contingent performance-based payments. Peerless also will assume certain accounts payable and other ordinary course obligations. Peerless will fund the purchase price with cash on hand.

The Agreement contains customary representations, warranties, covenants and indemnities. Of the purchase price, $2.5 million will be placed in escrow to secure the Seller’s indemnification obligations. Completion of the transactions contemplated by the Agreement is subject to customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Executive Vice President and Chief Financial Officer

Date: March 21, 2014